Exhibit 99

PRESS RELEASE	FOR IMMEDIATE RELEASE
MGM RESORTS INTERNATIONAL REPORTS THIRD QUARTER RESULTS
Senior Credit Facility Extended to February 2014, Significantly Improving Liquidity Profile
Las Vegas, Nevada, November 3, 2010 — MGM Resorts International (NYSE: MGM) today announced its financial results for the third quarter of 2010. The Company recorded a third quarter diluted loss per share (EPS) of $0.72 compared to a loss of $1.70 per share in the prior year third quarter. The current year results include pre-tax impairment charges totaling $357 million, or $0.51 per diluted share, net of tax, including pre-tax impairment charges of $182 million related to the Company’s investment in CityCenter, $46 million related to CityCenter’s residential real estate inventory, and $128 million related to the Company’s Borgata investment. The prior year results include pre-tax impairment charges totaling $1.17 billion, or $1.72 loss per diluted share, net of tax, including pre-tax impairment charges of $956 million related to the Company’s investment in CityCenter and $203 million related to impairment of CityCenter’s residential real estate under development.
The following table lists these and other items which affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per diluted share; negative amounts represent charges to income):

Three months ended September 30,	2010	2009

Preopening and start-up expenses	$—	$(0.01)
Property transactions, net:
Investment in CityCenter impairment charge	(0.27)	(1.40)
Investment in Borgata impairment charge	(0.17)	—
Other property transactions, net	(0.01)	(0.02)
Income (loss) from unconsolidated affiliates:
CityCenter residential inventory impairment charge	(0.07)	(0.30)
CityCenter forfeited residential deposits income	0.02	—
Borgata insurance proceeds	—	0.02
Key operating results for the quarter included the following:
•	Net revenue, excluding reimbursed costs, decreased 3% to $1.5 billion;

•	Las Vegas Strip REVPAR[1] decreased 2% compared to the prior year quarter. Both Bellagio and Mandalay Bay recorded increases in REVPAR for the third quarter;

•	Adjusted Property EBITDA[2] attributable to wholly-owned operations was $314 million, down 13%;

•	Net revenue at the Company’s regional resorts increased 3% compared to the prior year third quarter with Adjusted Property EBITDA increasing 12%;

•	MGM Macau reported its best quarter ever and earned operating income of $61 million in the third quarter of 2010 which included depreciation expense of $22 million; and

•	Aria reported Adjusted Property EBITDA of $41 million during the third quarter of 2010.
Other key events:
•	In October 2010, the Company issued 40.9 million shares of its common stock for net proceeds to the Company of approximately $512 million and issued $500 million of 10% senior notes due 2016 for net proceeds to the Company of approximately $486 million;

•	The Company used a portion of the net proceeds from the equity offering and all of the proceeds of the debt offering to effectuate the extension of its senior credit facility to February 2014. Revolving commitments and term loans were reduced by $1.2 billion, leaving $3.6 billion of total commitments;
•	The Company received approximately $125 million from MGM Macau during October 2010, which represents a partial repayment of principal and accrued interest on the Company’s interest and non-interest bearing notes to that entity;
•	The Company recently received an offer (subject to diligence, definitive agreements and approvals) for its 50% economic interest in the Borgata Hotel Casino & Spa (“Borgata”) equal to slightly in excess of $250 million, based on an enterprise value for Borgata of $1.35 billion for the entire asset; and
•	The Company expects to close the sale of its long-term land leases and associated real property parcels underlying Borgata in November 2010, with net proceeds to the Company’s New Jersey trust account of approximately $71 million.
“We continue to see the Las Vegas market stabilizing, Aria’s operating performance is ramping up, and MGM Macau reported a record quarter,” said Jim Murren, MGM Resorts International Chairman and CEO. “We have made significant progress on our financial position this year and have deployed several programs to better position our portfolio of resorts to benefit from a broader economic recovery going forward.”
Detailed Discussion of Third Quarter Operating Results
Net revenue for the third quarter of 2010 was $1.56 billion. Excluding reimbursed costs revenue mainly related to the Company’s management of CityCenter (approximately $89 million in the 2010 third quarter and $16 million in the 2009 third quarter), net revenue was $1.47 billion, a decrease of 3% from 2009.
Third quarter casino revenue decreased 9% compared to the prior year quarter, with slots revenue down 3% for the quarter. The Company’s table games volume, excluding baccarat, decreased 7% in the quarter, while baccarat volume was down 6% compared to the prior year quarter. The overall table games hold percentage was lower in 2010 than the prior year quarter; in the current year third quarter the hold percentage was above the midpoint of the Company’s normal 18% to 22% while it was slightly above the high end of the range in the 2009 quarter.
Rooms revenue decreased 3% from the prior year. The Company achieved 93% occupancy compared to 95% in the prior year quarter with consistent ADR, which led to a 2% decrease in Las Vegas Strip REVPAR.
“Our luxury properties are leading the way, driven by improving convention mix. Both Bellagio and Mandalay Bay recorded REVPAR increases in the third quarter,” said Mr. Murren.
Operating loss for the third quarter of 2010 was $206 million, which includes the CityCenter investment impairment, the Borgata impairment, and the Company’s share of the CityCenter residential impairment charge discussed further below. Prior year operating loss was $963 million and included an impairment charge related to the Company’s investment in CityCenter and the Company’s share of a CityCenter residential real estate impairment charge. Adjusted Property EBITDA attributable to wholly-owned operations was $314 million in the 2010 quarter, down 13% compared to the prior year.
Impairment Charges
As of September 30, 2010, the Company recognized an increase of $232 million in its total net obligation under its CityCenter completion guarantee, and a corresponding increase in its investment in CityCenter. The increase primarily reflects a revision to prior estimates based on the Company’s assessment of the most current information derived from the CityCenter close-out and litigation processes. This accrual does not reflect certain potential recoveries that CityCenter is pursuing as part of the litigation process. The Company reviewed its investment in CityCenter due to such increase and recorded a pre-tax impairment charge of approximately $182 million in the third quarter. This impairment charge reflects a fair value of $1.3 billion for the Company’s 50% equity interest in CityCenter.
The Company recently received an offer for its 50% economic interest in Borgata based on an enterprise value of $1.35 billion for the entire asset. The Company submitted this offer to Boyd Gaming Corporation, which owns the other 50% interest, in accordance with the right of first refusal provisions included in the joint venture agreement. Subsequently, Boyd announced that it does not intend to exercise its right to first refusal in connection with such offer; therefore, the Company intends to pursue negotiations with the original bidder. Based on Borgata’s September debt balances, the offer equates to slightly in excess of $250 million for the Company’s 50% interest. This is less than the carrying value of the Company’s investment in Borgata; therefore, the Company recorded a pre-tax impairment charge of approximately $128 million in the third quarter of 2010. The consummation of any transaction as a result of the offer is subject to negotiation of final documents, due diligence, and regulatory approval.
Loss from Unconsolidated Affiliates
The Company had a loss from unconsolidated affiliates of $7 million in the third quarter of 2010 compared to a loss of $133 million in the prior year third quarter. The current year includes $46 million related to the Company’s share of residential inventory impairment at CityCenter and the prior year included $203 million related to an impairment of CityCenter’s real estate under development.
MGM Macau earned operating income of $61 million in the third quarter of 2010 which included depreciation expense of $22 million, compared to operating income of $50 million in the 2009 third quarter which included depreciation expense of $23 million.
Results for CityCenter for the third quarter of 2010 include the following (see schedules accompanying this release for further detail on CityCenter Holdings, LLC’s third quarter and year-to-date 2010 results):
•	CityCenter’s net revenue was $413 million in the third quarter, including $166 million related to residential operations, of which $28 million related to forfeited residential deposits;
•	Aria’s net revenue was $219 million and Adjusted Property EBITDA was $41 million. Aria’s results were positively affected by a high table games hold percentage, which increased Adjusted Property EBITDA by approximately $26 million;
•	Aria’s occupancy percentage was 82% and its average daily rate was $175, resulting in REVPAR of $142; and
•	CityCenter recorded a $93 million impairment charge related to its residential inventory due to an increase in estimated final costs of the residential components and also recorded a $279 million impairment charge related to its Harmon Hotel & Spa component due to CityCenter’s conclusion that it is unlikely the Harmon will be completed using the building as it now stands. The Harmon impairment did not affect the Company’s loss from unconsolidated affiliates because the Company’s 50% share of the impairment charge had been previously recognized by the Company in connection with prior impairments of its investment balance.

Financial Position
At September 30, 2010, the Company had approximately $12.9 billion of indebtedness (with a carrying value of $12.6 billion), including $3.4 billion of borrowings outstanding under its senior credit facility, with available borrowing capacity under the senior credit facility of approximately $1.3 billion.
In October 2010 the Company issued 40.9 million shares of its common stock for total net proceeds to the Company of approximately $512 million. In connection with the Company’s issuance, Tracinda sold approximately 27.8 million shares of the Company’s common stock. The Company will not receive any proceeds from the sale of such common stock by Tracinda. The underwriter has the ability to purchase an additional 6.1 million shares from the Company and 4.2 million shares from Tracinda up to 30 days after the original offering to cover overallotments.
Also in October 2010, the Company issued $500 million of 10% senior notes due 2016, issued at a discount to yield 10.25%, for net proceeds to the Company of $486 million. The notes are unsecured and otherwise rank equally in right of payment with the Company’s existing and future senior indebtedness.
The Company used the net proceeds from the issuance of the senior notes and a portion of the net proceeds from the common stock offering to effectuate the extension of its senior credit facility. Revolving commitments and term loans were reduced by $1.2 billion, leaving $3.6 billion of total commitments that will mature in February 2014.
The Company’s New Jersey trust account received a distribution of approximately $105 million from Borgata during the third quarter. The balance in the trust account was approximately $114 million at September 30, 2010. All amounts in the trust account, including the proceeds from the sale of the Company’s Borgata interest and the underlying land parcels, will be distributed to the Company upon consummation of the sale of the Company’s Borgata interest.
“Our recent capital raising transactions extend our maturity profile and significantly enhance our liquidity,” said Dan D’Arrigo, MGM Resorts International Executive Vice President and CFO. “Subsequent to quarter end, we have reduced our debt from $12.9 billion to $12.3 billion. We have current availability under our senior credit facility to cover debt maturities into 2013.”
Conference Call Details
MGM Resorts International will hold a conference call to discuss its third quarter results at 11:00 a.m. Eastern Time today. The call will be accessible via the Internet through www.mgmresorts.com or by calling 1-877-274-9221 for Domestic callers and 1-706-634-6528 for International callers. The conference call ID # is 19689828. A replay of the call will be available through Wednesday, November 10, 2010. The replay may be accessed by dialing 1-800-642-1687 or 1-706-645-9291. The replay access code is 19689828. The call will also be archived at www.mgmresorts.com.
1 REVPAR is hotel Revenue per Available Room.
2 “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, pre-opening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within our resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.
In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.
*     *     *
Statements in this release which are not historical facts are “forward looking” statements and “safe harbor statements” within the meaning of Section 21E of the U.S. the Securities Exchange Act of 1934, as amended, and other related laws that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission. We have based those forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to statements regarding future operating results and liquidity to pay future indebtedness. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which we operate and competition with other destination travel locations throughout the United States and the world. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise except as required by law.

Contacts:

Investment Community	News Media
DANIEL J. D’ARRIGO	ALAN M. FELDMAN
Executive Vice President,	Senior Vice President
Chief Financial Officer	Public Affairs
(702) 693-8895	(702) 650-6947

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Revenues:
Casino	$633,983	$699,806	$1,834,132	$1,990,103
Rooms	331,424	340,165	990,546	1,045,504
Food and beverage	343,180	344,284	1,019,553	1,040,540
Entertainment	123,907	128,568	364,524	369,998
Retail	52,618	54,525	147,569	156,785
Other	145,375	122,549	403,214	376,768
Reimbursed costs	88,551	15,524	272,235	42,480

	1,719,038	1,705,421	5,031,773	5,022,178
Less: Promotional allowances	(161,333)	(172,198)	(478,981)	(496,005)

	1,557,705	1,533,223	4,552,792	4,526,173

Expenses:
Casino	346,806	367,720	1,039,118	1,093,068
Rooms	111,711	108,273	320,466	325,247
Food and beverage	197,836	196,778	585,123	590,137
Entertainment	91,129	91,422	272,386	267,786
Retail	32,093	33,684	90,671	99,760
Other	88,144	75,737	250,298	218,082
Reimbursed costs	88,551	15,524	272,235	42,480
General and administrative	292,456	290,766	850,914	825,623
Corporate expense	30,715	31,928	87,543	99,295
Preopening and start-up expenses	30	10,058	4,061	27,539
Property transactions, net	318,154	971,208	1,445,125	779,331
Depreciation and amortization	158,857	170,651	486,757	521,877

	1,756,482	2,363,749	5,704,697	4,890,225

Loss from unconsolidated affiliates	(7,124)	(132,893)	(114,236)	(113,169)

Operating loss	(205,901)	(963,419)	(1,266,141)	(477,221)

Non-operating income (expense):
Interest income	1,142	857	2,784	11,535
Interest expense, net	(285,139)	(181,899)	(840,483)	(554,822)
Non-operating items from unconsolidated affiliates	(27,185)	(14,613)	(82,109)	(38,058)
Other, net	6,156	826	154,958	(234,693)

	(305,026)	(194,829)	(764,850)	(816,038)

Loss before income taxes	(510,927)	(1,158,248)	(2,030,991)	(1,293,259)
Benefit for income taxes	192,936	407,860	732,783	435,495

Net loss	$(317,991)	$(750,388)	$(1,298,208)	$(857,764)

Per share of common stock:
Basic:
Net loss per share	$(0.72)	$(1.70)	$(2.94)	$(2.40)

Weighted average shares outstanding	441,328	441,214	441,289	357,348

Diluted:
Net loss per share	$(0.72)	$(1.70)	$(2.94)	$(2.40)

Weighted average shares outstanding	441,328	441,214	441,289	357,348

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$552,757	$2,056,207
Accounts receivable, net	324,206	368,474
Inventories	93,479	101,809
Income tax receivable	180,181	384,555
Deferred income taxes	22,681	38,487
Prepaid expenses and other	115,497	103,969

Total current assets	1,288,801	3,053,501

Property and equipment, net	14,697,192	15,069,952

Other assets:
Investments in and advances to unconsolidated affiliates	2,115,760	3,611,799
Goodwill	86,353	86,353
Other intangible assets, net	342,995	344,253
Other long-term assets, net	605,271	352,352

Total other assets	3,150,379	4,394,757

	$19,136,372	$22,518,210

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$153,049	$173,719
Current portion of long-term debt	—	1,079,824
Accrued interest on long-term debt	223,106	206,357
Other accrued liabilities	942,802	923,701

Total current liabilities	1,318,957	2,383,601

Deferred income taxes	2,400,984	3,031,303
Long-term debt	12,623,851	12,976,037
Other long-term obligations	252,209	256,837
Stockholders’ equity:
Common stock, $.01 par value: authorized 600,000,000 shares, issued 441,339,770 and 441,222,251 shares and outstanding 441,339,770 and 441,222,251 shares	4,413	4,412
Capital in excess of par value	3,465,253	3,497,425
Retained earnings (accumulated deficit)	(927,676)	370,532
Accumulated other comprehensive loss	(1,619)	(1,937)

Total stockholders’ equity	2,540,371	3,870,432

	$19,136,372	$22,518,210

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA — NET REVENUES
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Bellagio	$269,370	$262,436	$766,973	$795,017
MGM Grand Las Vegas	231,626	266,349	708,061	737,108
Mandalay Bay	185,635	185,539	545,465	553,711
The Mirage	151,653	182,376	423,339	483,352
Luxor	81,439	88,609	238,825	263,038
Treasure Island (1)	—	—	—	66,329
New York-New York	64,393	60,721	185,987	191,609
Excalibur	65,590	71,451	190,524	203,944
Monte Carlo	57,277	52,120	167,585	153,223
Circus Circus Las Vegas	52,005	54,962	141,688	155,768
MGM Grand Detroit	132,366	124,753	404,893	389,365
Beau Rivage	85,792	85,970	252,915	251,610
Gold Strike Tunica	40,389	39,493	114,879	118,057
Management operations	101,690	25,374	307,820	69,197
Other operations	38,480	33,070	103,838	94,845

	$1,557,705	$1,533,223	$4,552,792	$4,526,173

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA — ADJUSTED PROPERTY EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Bellagio	$75,858	$61,876	$195,137	$206,336
MGM Grand Las Vegas	40,011	70,727	130,604	168,040
Mandalay Bay	30,435	36,222	96,177	128,059
The Mirage	31,980	54,513	80,624	116,611
Luxor	14,114	18,989	44,455	59,797
Treasure Island (1)	—	—	—	12,729
New York-New York	21,943	17,990	59,561	61,587
Excalibur	15,881	19,176	49,158	57,140
Monte Carlo	7,930	3,930	24,038	32,172
Circus Circus Las Vegas	6,126	7,753	13,350	24,861
MGM Grand Detroit	40,466	32,729	118,436	106,898
Beau Rivage	17,637	18,046	51,040	52,905
Gold Strike Tunica	11,704	11,534	31,590	36,965
Management operations	(1,554)	4,347	(9,120)	13,258
Other operations	1,893	1,704	2,032	3,412

Wholly-owned operations	314,424	359,536	887,082	1,080,770
CityCenter (50%)	(46,420)	(204,334)	(220,593)	(207,204)
Macau (50%)	29,372	23,557	71,165	14,866
Other unconsolidated resorts	9,924	48,070	35,484	79,755

	$307,300	$226,829	$773,138	$968,187

(1)	Treasure Island was sold in March 2009.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)
Three Months Ended September 30, 2010

		Preopening and	Property	Depreciation
	Operating	start-up	transactions,	and	Adjusted
	income (loss)	expenses	net	amortization	EBITDA
Bellagio	$52,040	$—	$(18)	$23,836	$75,858
MGM Grand Las Vegas	20,855	—	(45)	19,201	40,011
Mandalay Bay	5,023	—	2,181	23,231	30,435
The Mirage	16,104	—	450	15,426	31,980
Luxor	3,666	—	11	10,437	14,114
New York-New York	14,307	—	763	6,873	21,943
Excalibur	10,300	—	—	5,581	15,881
Monte Carlo	(1,954)	—	3,765	6,119	7,930
Circus Circus Las Vegas	1,024	—	4	5,098	6,126
MGM Grand Detroit	30,724	—	(484)	10,226	40,466
Beau Rivage	4,950	—	348	12,339	17,637
Gold Strike Tunica	7,532	—	549	3,623	11,704
Management operations	(4,986)	—	—	3,432	(1,554)
Other operations	(53)	30	(1)	1,917	1,893

Wholly-owned operations	159,532	30	7,523	147,339	314,424
CityCenter (50%)	(46,420)	—	—	—	(46,420)
Macau (50%)	29,372	—	—	—	29,372
Other unconsolidated resorts	9,924	—	—	—	9,924

	152,408	30	7,523	147,339	307,300
Stock compensation	(8,599)	—	—	—	(8,599)
Corporate	(349,710)	—	310,631	11,518	(27,561)

	$(205,901)	$30	$318,154	$158,857	$271,140

Three Months Ended September 30, 2009

		Preopening	Property	Depreciation
	Operating	and start-up	transactions,	and	Adjusted
	income (loss)	expenses	net	amortization	EBITDA
Bellagio	$29,495	$—	$1,206	$31,175	$61,876
MGM Grand Las Vegas	50,634	—	5	20,088	70,727
Mandalay Bay	13,822	145	(73)	22,328	36,222
The Mirage	37,368	—	17	17,128	54,513
Luxor	10,542	(759)	(12)	9,218	18,989
New York-New York	6,775	—	1,394	9,821	17,990
Excalibur	13,413	—	(14)	5,777	19,176
Monte Carlo	(5,685)	—	2,456	7,159	3,930
Circus Circus Las Vegas	1,910	—	80	5,763	7,753
MGM Grand Detroit	17,889	—	5,906	8,934	32,729
Beau Rivage	5,819	—	—	12,227	18,046
Gold Strike Tunica	7,774	—	—	3,760	11,534
Management operations	847	—	2,473	1,027	4,347
Other operations	238	—	—	1,466	1,704

Wholly-owned operations	190,841	(614)	13,438	155,871	359,536
CityCenter (50%)	(215,006)	10,672	—	—	(204,334)
Macau (50%)	23,557	—	—	—	23,557
Other unconsolidated resorts	48,070	—	—	—	48,070

	47,462	10,058	13,438	155,871	226,829
Stock compensation	(9,319)	—	—	—	(9,319)
Corporate	(1,001,562)	—	957,770	14,780	(29,012)

	$(963,419)	$10,058	$971,208	$170,651	$188,498

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)
Nine Months Ended September 30, 2010

		Preopening	Property	Depreciation
	Operating	and start-up	transactions,	and	Adjusted
	income (loss)	expenses	net	amortization	EBITDA
Bellagio	$122,871	$—	$(125)	$72,391	$195,137
MGM Grand Las Vegas	72,134	—	(45)	58,515	130,604
Mandalay Bay	23,758	—	2,840	69,579	96,177
The Mirage	29,535	—	311	50,778	80,624
Luxor	12,237	—	1	32,217	44,455
New York-New York	31,737	—	6,858	20,966	59,561
Excalibur	31,103	—	784	17,271	49,158
Monte Carlo	1,928	—	3,765	18,345	24,038
Circus Circus Las Vegas	(2,529)	—	229	15,650	13,350
MGM Grand Detroit	88,391	—	(484)	30,529	118,436
Beau Rivage	13,768	—	351	36,921	51,040
Gold Strike Tunica	21,336	—	(551)	10,805	31,590
Management operations	(19,453)	—	—	10,333	(9,120)
Other operations	(3,546)	567	4	5,007	2,032

Wholly-owned operations	423,270	567	13,938	449,307	887,082
CityCenter (50%)	(224,087)	3,494	—	—	(220,593)
Macau (50%)	71,165	—	—	—	71,165
Other unconsolidated resorts	35,484	—	—	—	35,484

	305,832	4,061	13,938	449,307	773,138
Stock compensation	(26,156)	—	—	—	(26,156)
Corporate	(1,545,817)	—	1,431,187	37,450	(77,180)

	$(1,266,141)	$4,061	$1,445,125	$486,757	$669,802

Nine Months Ended September 30, 2009

		Preopening and	Property	Depreciation
	Operating	start-up	transactions,	and	Adjusted
	income (loss)	expenses	net	amortization	EBITDA
Bellagio	$115,925	$—	$2,360	$88,051	$206,336
MGM Grand Las Vegas	99,022	—	81	68,937	168,040
Mandalay Bay	56,954	897	(70)	70,278	128,059
The Mirage	66,158	—	313	50,140	116,611
Luxor	30,300	(759)	259	29,997	59,797
Treasure Island (1)	12,730	—	(1)	—	12,729
New York-New York	35,549	—	1,631	24,407	61,587
Excalibur	39,543	—	(12)	17,609	57,140
Monte Carlo	18,521	—	(4,737)	18,388	32,172
Circus Circus Las Vegas	7,413	—	(35)	17,483	24,861
MGM Grand Detroit	70,658	—	5,906	30,334	106,898
Beau Rivage	16,139	—	157	36,609	52,905
Gold Strike Tunica	24,636	—	—	12,329	36,965
Management operations	4,699	—	2,473	6,086	13,258
Other operations	(1,131)	—	6	4,537	3,412

Wholly-owned operations	597,116	138	8,331	475,185	1,080,770
CityCenter (50%)	(233,790)	26,586	—	—	(207,204)
Macau (50%)	14,866	—	—	—	14,866
Other unconsolidated resorts	78,940	815	—	—	79,755

	457,132	27,539	8,331	475,185	968,187
Stock compensation	(27,076)	—	—	—	(27,076)
Corporate	(907,277)	—	771,000	46,692	(89,585)

	$(477,221)	$27,539	$779,331	$521,877	$851,526

(1)	Treasure Island was sold in March 2009.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Adjusted EBITDA	$271,140	$188,498	$669,802	$851,526
Preopening and start-up expenses	(30)	(10,058)	(4,061)	(27,539)
Property transactions, net	(318,154)	(971,208)	(1,445,125)	(779,331)
Depreciation and amortization	(158,857)	(170,651)	(486,757)	(521,877)

Operating loss	(205,901)	(963,419)	(1,266,141)	(477,221)

Non-operating income (expense):
Interest expense, net	(285,139)	(181,899)	(840,483)	(554,822)
Other	(19,887)	(12,930)	75,633	(261,216)

	(305,026)	(194,829)	(764,850)	(816,038)

Loss before income taxes	(510,927)	(1,158,248)	(2,030,991)	(1,293,259)
Benefit for income taxes	192,936	407,860	732,783	435,495

Net loss	$(317,991)	$(750,388)	$(1,298,208)	$(857,764)

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA — HOTEL STATISTICS — LAS VEGAS STRIP
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Bellagio
Occupancy %	94.8%	95.7%	93.5%	95.0%
Average daily rate (ADR)	$200	$195	$203	$203
Revenue per available room (REVPAR)	$190	$187	$190	$193

MGM Grand Las Vegas
Occupancy %	94.6%	97.1%	94.1%	95.7%
ADR	$108	$109	$114	$113
REVPAR	$102	$106	$107	$108

Mandalay Bay
Occupancy %	91.2%	93.6%	90.0%	90.3%
ADR	$155	$147	$157	$161
REVPAR	$142	$137	$141	$145

The Mirage
Occupancy %	95.8%	97.1%	93.3%	95.0%
ADR	$117	$119	$122	$127
REVPAR	$112	$115	$114	$120

Luxor
Occupancy %	92.1%	94.4%	89.7%	91.7%
ADR	$73	$75	$76	$80
REVPAR	$67	$71	$68	$74

New York-New York
Occupancy %	93.2%	96.7%	92.1%	94.0%
ADR	$87	$92	$91	$96
REVPAR	$81	$89	$84	$90

Excalibur
Occupancy %	94.9%	95.0%	89.6%	89.6%
ADR	$54	$59	$57	$61
REVPAR	$51	$56	$51	$55

Monte Carlo
Occupancy %	95.5%	95.6%	91.4%	92.3%
ADR	$74	$82	$78	$84
REVPAR	$71	$78	$71	$78

Circus Circus Las Vegas
Occupancy %	86.8%	88.8%	78.9%	85.6%
ADR	$42	$43	$43	$44
REVPAR	$37	$39	$34	$38

CITYCENTER HOLDINGS, LLC
SUPPLEMENTAL DATA — NET REVENUES
(In thousands)
(Unaudited)

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2010	2010
Aria	$219,418	$535,915
Vdara	10,859	28,629
Crystals	9,182	22,952
Mandarin Oriental	7,470	21,528

Resort operations	246,929	609,024
Residential operations	165,965	464,417

	$412,894	$1,073,441

CITYCENTER HOLDINGS, LLC
RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS
(In thousands)
(Unaudited)

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2010	2010
Adjusted EBITDA	$52,357	$52,419
Preopening and start-up expenses	—	(6,202)
Property transactions, net	(372,035)	(600,133)
Depreciation and amortization	(80,821)	(230,004)

Operating loss	(400,499)	(783,920)

Non-operating income (expense):
Interest expense, net	(65,618)	(174,342)
Other	(189)	(4,910)

	(65,807)	(179,252)

Net loss	$(466,306)	$(963,172)

CITYCENTER HOLDINGS, LLC
RECONCILIATION OF OPERATING LOSS TO ADJUSTED EBITDA
(In thousands)
(Unaudited)
Three Months Ended September 30, 2010

		Preopening and	Property	Depreciation
		start-up	transactions,	and	Adjusted
	Operating loss	expenses	net	amortization	EBITDA
Aria	$(19,594)	$—	$—	$60,965	$41,371
Vdara	(9,646)	—	—	9,059	(587)
Crystals	(3,158)	—	—	5,599	2,441
Mandarin Oriental	(7,935)	—	—	4,311	(3,624)

Resort operations	(40,333)	—	—	79,934	39,601
Residential operations	(67,056)	—	92,813	308	26,065
Development and administration	(293,110)	—	279,222	579	(13,309)

	$(400,499)	$—	$372,035	$80,821	$52,357

Nine Months Ended September 30, 2010

		Preopening and	Property	Depreciation
		start-up	transactions,	and	Adjusted
	Operating loss	expenses	net	amortization	EBITDA
Aria	$(160,725)	$—	$—	$173,061	$12,336
Vdara	(31,175)	—	—	26,182	(4,993)
Crystals	(10,405)	—	—	16,013	5,608
Mandarin Oriental	(23,629)	—	—	12,065	(11,564)

Resort operations	(225,934)	—	—	227,321	1,387
Residential operations	(244,648)	—	320,911	914	77,177
Development and administration	(313,338)	6,202	279,222	1,769	(26,145)

	$(783,920)	$6,202	$600,133	$230,004	$52,419